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                                                                    EXHIBIT 4.01

                       THIRD AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

Gentlemen:

     Reference is hereby made to that certain Credit Agreement (the "Credit Agreement"), dated as of September 23, 1997, by and among Comshare, Incorporated (the "Company") and Comshare Limited (the "Borrowing Subsidiary") (together the "Borrowers") and Harris Trust and Savings Bank (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Borrowers have requested that the Bank amend certain provisions of the Credit Agreement and the Bank will do so under the terms and conditions set forth in this Amendment.

     1. AMENDMENTS.

          (a) Section 8.9 of the Credit Agreement shall be amended and restated in its entirety and so amended shall be restated to read as follows:

          "     Section 8.9. Minimum EBITDAL. As of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending on or about June 30, 2000), the Company will earn an EBITDAL, for the period of four consecutive fiscal quarters of the Company then ended, in an amount not less $5,000,000."

          (b) Exhibit C to the Credit Agreement shall be amended and as so amended shall be restated to read as set forth on Annex A hereto.

     2. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Borrowers and the Bank shall have executed and delivered this Amendment.

          (b) The Guarantors and each party signatory to that certain Debt Subordination Agreement dated September 23, 1997 shall have each executed and delivered to the Bank their consent to this Amendment in the forms set forth below.

          (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.
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     3. REPRESENTATIONS.

     In order to induce the Bank to execute and deliver this Amendment, the Borrowers hereby represent to the Bank that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Bank) and, except as waived herein, the Borrowers are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

     4. MISCELLANEOUS.

          4.1. The Borrowers heretofore executed and delivered to the Bank the Security Agreement, Pledge Agreement and certain other Collateral Documents. The Borrowers hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Bank thereunder, the obligations of the Borrowers thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

          4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          4.3. The Borrowers agree to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

          4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           (SIGNATURE PAGE TO FOLLOW]


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Dated as of this 29th day of June, 2000.

                                      COMSHARE, INCORPORATED

                                      By
                                        Name  /s/ Kathryn Jeble
                                              -------------------------------
                                        Title SVP & CFO
                                              -------------------------------

                                      COMSHARE LIMITED

                                      By
                                        Name  /s/ Kathryn Jeble
                                              -------------------------------
                                        Title Director
                                              -------------------------------

Accepted and agreed to as of the date last above written.

                                      HARRIS TRUST AND SAVINGS BANK

                                      By
                                        Name  /s/ Kirby M. Law
                                              -------------------------------
                                        Title Vice President
                                              -------------------------------
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                     GUARANTORS' ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned Guarantors heretofore executed and delivered to the Bank a separate Guaranty Agreement each dated September 23, 1997. Each of the undersigned hereby consent to the Third Amendment and Waiver to Credit Agreement as set forth above and confirm that its Guaranty Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty Agreement referred to above.

                                      COMSHARE (U.S.), INC.
                                      COMSHARE LIMITED (CANADA)
                                      COMSHARE HOLDINGS COMPANY

                                      By  /s/ Kathryn Jeble
                                          -----------------------------------
                                        Name:
                                               ------------------------------
                                        Title: Director
                                               ------------------------------

               SUBORDINATED CREDITORS' ACKNOWLEDGEMENT AND CONSENT

          Each of the undersigned heretofore executed in favor of the Bank a Debt Subordination Agreement dated September 23, 1997. Each of the undersigned hereby consent to the Third Amendment and Waiver to Credit Agreement as set forth above and confirms that the Debt Subordination Agreement and all of the undersigned's obligations thereunder remain in full force and effect. Each of the undersigned further agree that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Debt Subordination Agreement referred to above.

                                      COMSHARE, INCORPORATED
                                      COMSHARE (U.S.), INC.
                                      COMSHARE LIMITED
                                      COMSHARE HOLDINGS COMPANY
                                      COMSHARE LIMITED

                                      By  /s/ Kathryn Jeble
                                          -----------------------------------
                                        Name:
                                               ------------------------------
                                        Title: Director
                                               ------------------------------

                                     ANNEX A

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Harris Trust and Savings Bank (the "Bank") pursuant to that certain Credit Agreement dated as of September 23, 1997, between Comshare Incorporated (the "Company") and the Bank (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1. I am the duly elected
     of the Company;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action

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which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

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     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this          day of
19        .

                                        ----------------------------------------

                                        ---------------------------, -----------
                                        (Type or Print Name)           (Title)

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                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                             COMSHARE, INCORPORATED

                  Compliance Calculations for Credit Agreement
                         Dated as of September 23, 1997
                       Calculations as of          , 19

A.   TANGIBLE NET WORTH (SECTION 8.7)

     1.   Total shareholder's equity (Net Worth)                                        $
                                                                                         -------------

     2.   Line A 1 must be greater than or equal to                                     $
                                                                                         -------------

     3.   Company is in compliance (circle yes or no)                                        yes/no

B.   OPERATING EXPENSE COVERAGE RATIO (SECTION 8.8)

     1.   Net Income for past 4 quarters (or as otherwise specified)                    $
                                                                                         -------------

     2.   Interest Expense for past 4 quarters (or as otherwise specified)              $
                                                                                         -------------

     3.   Federal, state and local income tax for past 4 quarters (or as                $
          otherwise specified)                                                           -------------

     4.   Depreciation and amortization for past 4 quarters (or as                      $
          otherwise specified)                                                            -------------

     5.   Operating lease charges for past 4 quarters (or as otherwise                  $
          specified)                                                                     -------------

     6.   Add Lines B1-B5 (EBITDAL)                                                     $
                                                                                         -------------

     7.   Capital lease expense for past 4 quarters (or as otherwise specified)         $
                                                                                         -------------

     8.   Add Lines B2 plus B5 plus B7 (Operating Charges)                              $
                                                                                         -------------

     9.   Ratio of Line B6 to Line B8 (Operating Expense Coverage Ratio)                        : 1.0
                                                                                         --------

     10.  Line B9 ratio must not be less than                                                    : 1.0
                                                                                         --------

     11.  Company is in compliance (circle yes or no)                                        yes/no


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
C.   MINIMUM EBITDAL (SECTION 8.9)

     1.   EBITDAL (from Line B6 above)                                                  $
                                                                                         -------------

     2.   Line C 1 must not be less than                                                $
                                                                                         -------------

     3.   Company is in compliance (circle yes or no)                                       yes/no




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